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                                                                       EXHIBIT 3



    [LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY APPEARS HERE]



                                                    March 26, 1997


Board of Directors
John Hancock Variable Life Insurance Company

Members of the Board:

      In my capacity as Counsel to John Hancock Variable Life Insurance Company, I have supervised the establishment of John Hancock Variable Life Account S (the "Account") on May 27, 1993 by the Board of Directors of John Hancock Variable Life Insurance Company (the "Company") as a separate account for assets applicable to variable life insurance policies, pursuant to the provisions of
Section 132G of Chapter 175 of the General Laws of the Commonwealth of Massachusetts. Moreover, I have participated in the preparation of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual variable life insurance policies to be issued with respect to the Account.

I am of the following opinion:
      (1) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.
      (2) The Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of Massachusetts law.
      (3) The individual variable life insurance policies, when issued as contemplated by this pre-effective amendment, will be legal and binding obligations of the Company in accordance with their terms.
      (4) The portion of the assets to be held in the Account equal to the reserves and other liabilities under the individual variable life insurance policies is not chargeable with liabilities arising out of any other business the Company may conduct.

      In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgement are necessary or appropriate.
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      I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                 Very truly yours,


                                 Sandra M. DaDalt, Esq.
                                 ---------------------
                                 Counsel